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                                                                EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made and entered into as of November 13, 1998, by and between Diamond Key Homes, Inc., an Arizona corporation (the "Company"), and Larison Clark ("Executive").

                                   RECITALS:

     WHEREAS Executive has been the sole stockholder and president and chief executive officer of the Company, all of the stock of which has been acquired by Saxton Incorporated ("Saxton"); and

     WHEREAS Saxton and the Company desire to retain the services of Executive as President, Chief Operating Officer and Qualified Person of the Company subsequent to the effective date of the above-described acquisition;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Executive and the Company agree as follows:

     1. TERM. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, on the terms and conditions of this Agreement for a five year period commencing as of November 13, 1998 (such period, subject to earlier termination or extension as provided herein, being referred to as the "Period of Employment"). Commencing on November 13, 2003, and on each annual anniversary of such date (each such date being referred to as a "Renewal Date"), the Period of Employment shall be automatically extended so as to terminate one year from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give written notice to Executive or Executive shall give written notice to the Company that the Period of Employment shall not be so extended.

     2. DUTIES AND SERVICES: During the Period of Employment, Executive agrees to serve the Company as President, Chief Operating Officer and Qualified Person, and in such other offices and directorships of the Company and its subsidiaries and related companies (collectively, "Affiliates") to which he may be elected or to perform such other reasonable and appropriate duties as may be requested of him by the board of directors of the Company (the "Board of Directors"), in accordance with the terms herein set forth; PROVIDED, HOWEVER, that Executive shall not be required to perform duties or accept positions in addition to those heretofore performed or to undertake responsibilities in addition to those heretofore undertaken without his consent, which consent shall not be unreasonably withheld. In performance of his duties, Executive shall be subject to the direction of the Board of Directors. Excluding periods of vacation and sick leave to which Executive is entitled, Executive shall devote his full time, energy and skill during regular business hours to the business and affairs of the Company and its Affiliates that employ him and to the promotion of their interests. The principal place of performance by Executive of his duties hereunder shall be greater Phoenix, Arizona, or such other location as may be mutually agreed upon by the Company and the Executive, although Executive may be reasonably required to travel outside those areas.

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     3.   COMPENSATION.

          (a) DRAWS AND BONUSES. As compensation for his services hereunder, the Company shall pay Executive, during the Period of Employment, the annual sum of Two Hundred Forty Thousand Dollars ($240,000.00), payable in 24 equal installments on the first and sixteenth of each month, or at such other times as may mutually be agreed upon by the Company and Executive, subject to annual adjustment to reflect any changes in the U.S. Consumer Price Index for the Phoenix metropolitan area. Executive shall be entitled to such bonuses and other benefits as the Board of Directors may periodically award in its discretion. Nothing contained herein shall preclude Executive from participating in the present or future employee benefit plans of the Company or of any Affiliate, including without limitation any employee stock ownership plan, pension plan, profit-sharing plan, savings plan, deferred compensation plan and health-and-accident plan or arrangement, if he meets the eligibility requirements therefor.

          (b) STOCK OPTIONS. Saxton shall grant Executive stock options under Saxton's management stock option plan at the commencement of Executive's employment, for 25,000 shares. Said options shall vest equally over five years so long as Executive is employed by the Company, with an exercise price equal to the market price of the Common Stock of Saxton as of close of trading on the last trading day preceding the date of grant and shall otherwise be granted on the same terms and conditions as currently provided under Saxton's existing management stock option plan. All shares to be issued under said option will be registered under the U.S. Securities Act of 1933, as amended.

          (c) FRINGE BENEFITS. Executive shall receive employment fringe benefits not less favorable than those made available to Saxton's most senior executives.

          (d) EXPENSES. All travel and other expenses incident to the rendering of services by Executive hereunder shall be paid by the Company. Executive shall be provided a corporate credit card with a minimum limit of $5,000 to cover such expenses. If any such expenses are paid in the first instance by Executive, the Company shall reimburse him therefor on presentation of the appropriate documentation required by the Internal Revenue Code of 1986, as amended, and Treasury Regulations or otherwise required under the Company policy in connection with such expenses. Executive shall also be entitled to be reimbursed for 55% of the lease payments on his car, such reimbursement not to exceed $550 per month.

          (e) VACATION. Executive shall be entitled to paid vacation, to be taken at time or times mutually satisfactory to Executive and the Company, in accordance with the Company's vacation policy in effect from time to time for most senior executives, with Executive's service prior to the date hereof credited to him for this purpose.

     4.   EARLY TERMINATION.

          (a) Notwithstanding the provisions of Section 1 hereof, Executive may be discharged by the Company for Cause (as defined in Section 4(c) hereof), in which event the Period of Employment hereunder shall cease and terminate and the Company shall have no further obligation or duties under this Agreement, except for obligations accrued under Section 3 at the date of termination. In addition, the Period of Employment hereunder shall cease and terminate upon the earliest to occur of the following events: (i) the death of Executive; or (ii) at the election of the Board of Directors (subject to the Americans With Disabilities Act), the

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inability of Executive by reason of physical or mental disability to continue the proper performance of his duties hereunder for a period of 180 consecutive days.

          (b) In the event that (i) Executive is discharged by the Company other than for Cause or other than pursuant to Section 4(a) hereof by reason of physical or mental disability, or (ii) Executive terminates employment with the Company for good reason (as defined in Section 4(d) hereof), Executive shall have no further obligations or duties under this Agreement; PROVIDED, HOWEVER, that Executive shall continue to be bound by the provisions of Section 5 hereof if the Company performs its obligations under this Section 4(b). In the event of termination of the Period of Employment pursuant to the preceding sentence, the Company shall, in addition to paying the obligations accrued under Section 3 at the date of termination, pay Executive, with no duty by Executive to mitigate, an amount equal to the entire compensation otherwise payable to him under Sections 3(a) and (c) hereof for the lesser of two years or the remaining Period of Employment (without giving effect to any future available renewals of the term hereof). At the Company's option, said payment may be (x) in the form of a cash severance payment, in which event the amount of said payment shall be discounted to net present value and payable within 30 days of termination, or
(y) in the form of equal installments payable on the first and sixteenth of each month as provided under Sections 3(a) and (c) hereof.

          (c) For purposes of this Agreement, cause ("Cause") shall be deemed to exist only (i) upon Executive's consistent, unexcused refusal or inability to substantially perform, or willful misconduct in the substantial performance of, his duties and obligations hereunder after notice thereof and a reasonable opportunity to cure; provided such duties and obligations are consistent with the duties and obligations imposed on Executive by this Agreement and are clearly communicated to Executive or (ii) Executive's conviction of a felony.

          (d) For purposes of this Agreement, the term "for good reason" shall mean (i) the Company's requiring relocation of Executive, without his prior written consent, to a place of employment other than Phoenix, Arizona, except for travel reasonably required in the performance of Executive's responsibilities; or (ii) the Company's failure to substantially comply with the provisions of Sections 2 and 3 of this Agreement or other material breach by the Company of this Agreement or by Saxton of any other agreement to which Executive is a party or any demotion or substantial reduction in duties or responsibilities; PROVIDED, HOWEVER, that prior to termination of this Agreement pursuant to this subsection 4(d), Executive shall have given the Company not less than 20 days prior written notice of the condition upon which such termination is purportedly based, and the Company shall not have cured such condition within said 20 days.

     5.   CONFIDENTIALITY, NON-COMPETITION AND NEPOTISM.

          (a) The Company and Executive acknowledge that the services to be performed by Executive under this Agreement are unique and extraordinary and, as a result of such employment, Executive will be in possession of confidential information, proprietary information and trade secrets (collectively, "Confidential Material") relating to the business practices of the Company and its Affiliates. Executive agrees that he will not, directly or indirectly, (i) disclose to any other person or entity either during or after his employment by the Company or (ii) use, except during his employment by the Company in the business and for the benefit of the Company or any of its Affiliates, any Confidential Material acquired by Executive during his employment by the Company, without the prior written consent of the Company. Upon termination of his employment with the Company for any reason, Executive agrees to

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return to the Company all tangible manifestations of Confidential Materials and all copies thereof. All programs, ideas, strategies, approaches, practices or inventions created, developed, obtained or conceived of by Executive prior to or during the term thereof, and all business opportunities presented to Executive during the term hereof by reason of his engagement by the Company, shall be owned by and belong exclusively to the Company, provided that they are related in any manner to its business or that of any of its Affiliates. Executive shall (i) promptly disclose all such programs, ideas, strategies, approaches, practices, inventions or business opportunities to the Company and (ii) execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such items.

          (b) Executive agrees that during the Period of Employment, and for two years following the end of such Period of Employment if the termination of employment results from (i) Executive's discharge by the Company for Cause; (ii) Executive's written notice to the Company of his decision not to extend the Period of Employment on any Renewal Date as provided in Section 1 hereof, or (iii) Executive's decision to terminate this Agreement other than "for good reason" within the meaning of Section 4(d) hereof, he will not become a stockholder, director, officer, employee or agent of or consultant to any corporation (other than an Affiliate), or member of or consultant to any partnership or other entity, or engage in any business as a sole proprietor or act as a consultant to any such entity, or otherwise engage, directly or indirectly, in any enterprise, in each case which is in the business of production homebuilding within ninety (90) miles of any location in which the Company, Saxton or any Affiliate does business or in which Executive has knowledge that the Company, Saxton or any Affiliate contemplates doing business, including but not limited to the greater Phoenix and Tucson, Arizona areas; provided, however, that competition shall not include the ownership (solely as an investor and without any other participation in or contact with the management of the business) of less than two percent (2%) of the outstanding shares of stock of any corporation engaged in any such business, which shares are regularly traded on a national securities exchange or in an over-the-counter market. Executive agrees that during the noncompete period referred to in this Section 5, neither Executive nor any person or enterprise controlled by the Executive will SOLICIT for employment any person employed the Company, Saxton or any Affiliate at, or at any time within three months prior to, the time of the solicitation. If Executive breaches the foregoing covenant not to compete, the Company shall be entitled to liquidated damages of $1,000,000. Executive and the Company agree that actual damages for breach of this provision would be substantial but difficult to calculate and that such amount represents a reasonable estimate thereof.

          (c) Executive agrees that, during the Period of Employment, Executive shall not own or hold any real estate related interest as a partner, member of a limited liability company, shareholder, beneficiary of a trust, or any other form of ownership or economic interest, in or to any real estate related entity, except for Executive's personal residence and those assets acquired by Executive more than one year prior to the date hereof and disclosed to the Company in writing prior to the date hereof.

          (d) Executive agrees that during the Period of Employment Executive shall not enter into any transaction on behalf of the Company or any Affiliate with any member of Executive's family, without prior approval of the Board of Directors of the Company.

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          (e)  Executive agrees that the remedy at law for any breach by him of this Section 5 may be inadequate and that the Company shall be entitled to injunctive relief, in addition to any and all other rights and remedies available to the Company.

     6.   MISCELLANEOUS.

          (a) NOTICES. Any notice or other communication required or permitted to be given hereunder shall be made in writing and shall be delivered in person, by facsimile transmission or mailed by prepaid registered or certified mail, return receipt requested, addressed to the parties as follows:

               If to the Company:

               c/o Saxton Incorporated
               5440 West Sahara Avenue
               Third Floor
               Las Vegas, Nevada 89146
               Attention: General Counsel
               Facsimile No: (702) 221-1127

               If to Executive:

               Mr. Larry Clark
               Diamond Key Homes, Inc.
               2111 East Highland Avenue
               Suite 440
               Phoenix, Arizona 85016
               Facsimile No: (602) 912-9400

or to such other address as the party shall have furnished in writing in accordance with this Section. Such notices or communications shall be effective upon delivery if delivered in person or by facsimile and either upon actual receipt or three days after mailing, whichever is earlier, if delivered by mail.

          (b) PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of Executive, and it shall be binding upon and inure to the benefit of the Company and any corporation succeeding to all or substantially all of the business and assets of the Company by merger, consolidation, purchase of assets or otherwise.

          (c) ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

          (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to the choice of law or conflicts of laws rules and laws of such jurisdiction.

          (e) SEVERABILITY. In the event that any term or condition contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in

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any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein. If a court of competent jurisdiction determines by final judgement that the scope, time period or geographical limitations set forth in Section 5 are too broad to be capable of enforcement, it may modify such covenants and enforce such provisions as to scope, time and geographical area as it deems equitable.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:                               EXECUTIVE:

DIAMOND KEY HOMES, INC.,
an Arizona corporation


By: /s/ Larison Clark                  /s/ LARISON CLARK
    ---------------------------        --------------------------------
    Larison Clark, President           LARISON CLARK


ACKNOWLEDGED AND AGREED TO:

SAXTON INCORPORATED, a Nevada corporation


By: /s/ James C. Saxton
    --------------------------
    James C. Saxton, President

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